As filed with the Securities and Exchange Commission on August 18, 2026

Registration No. 333-297725

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Amendment No. 1

to

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

AIxCrypto Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	6199	26-3474527
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

AIxCrypto Holdings, Inc.

1990 E Grand Ave, El Segundo, CA 90245

(310) 853-1683

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Jiawei Wang

Chief Executive Officer

AIxCrypto Holdings, Inc.

1990 E Grand Ave, El Segundo, CA 90245

(310)853-1683

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Henry Yin, Esq.	Hermione Krumm, Esq.
Loeb & Loeb LLP	Loeb & Loeb LLP
2206-19 Jardine House	345 Park Avenue
1 Connaught Place	New York, NY 10154
Central, Hong Kong SAR	(212) 407-4000
(852) 3923-1111

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. ☐

Large accelerated filer:	☐	Accelerated filer:	☐
Non-accelerated filer:	☒	Smaller reporting company:	☒
		Emerging growth company:	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION	PRELIMINARY PROSPECTUS	DATED August 18, 2026

UP TO 4,044,975 SHARES OF COMMON STOCK

AIxCrypto Holdings, Inc.

This prospectus relates to the offer and resale, from time to time, by Gold King Arthur Holding Limited, a Hong Kong limited liability company (the “Investor,” “GKA” or the “Selling Stockholder”), of up to 4,044,975 shares (the “VWAP Shares”) of common stock, par value $0.001 per share (“Common Stock”) of AIxCrypto Holdings, Inc. (the “Company,” “we,” “us” or “our”), in connection with the Common Shares Purchase Agreement that we entered into with the Investor on June 16, 2026 (the “Purchase Agreement”), pursuant to which we may issue and sell to the Investor shares of our Common Stock in one or more volume-weighted average price purchases (each, a “VWAP Purchase” and collectively, the “VWAP Purchases”) for an aggregate purchase price of up to $50,000,000 (the “Total Commitment”) during the period (the “Investment Period”) commencing on the effective date of the Registration Statement on Form S-1 (the “Initial Registration Statement”) to which this prospectus forms a part and expiring on the date the Purchase Agreement is terminated. The number of shares registered for resale under this prospectus is limited to the number of shares of Common Stock issuable under the Purchase Agreement up to the Exchange Cap (as defined below). We may register additional shares of Common Stock for resale under the Purchase Agreement in a new registration statement following effectiveness of the Shareholder Approval (as defined below).

We will not receive any proceeds from the sale by the Selling Stockholder of its shares of Common Stock in the open market. However, we may receive up to approximately $2.5 million in aggregate gross proceeds upon the issuance of shares of Common Stock registered for resale under the prospectus, based on the lowest daily dollar volume-weighted average price (“VWAP”) for the Common Stock as reported by Bloomberg on August 12, 2026, of $0.7273, with a 7% discount (and 3% Draw Fee retained by the Investor). The Purchase Agreement provides for a total commitment of $50,000,000 (the “Total Commitment”), whereby the Company may issue up to approximately 4,044,975 VWAP Shares, based on the lowest daily dollar VWAP for the Common Stock as reported by Bloomberg on August 12, 2026, of $0.7273, with a 7% discount (and 3% Draw Fee retained by the Investor). However, the shares registered hereunder are limited to shares issuable up to the Exchange Cap, and additional shares may only be issued and sold after receipt of the Shareholder Approval and registration of such additional shares for resale.

Our registration of the shares of Common Stock on behalf of the Selling Stockholder does not mean that we will issue shares to the Selling Stockholder or that the Selling Stockholder will offer or sell any shares of Common Stock. We cannot predict when, or in what amounts, we may elect to deliver notices directing the Investor to purchase Common Stock (each, a “VWAP Purchase Notice”) to the Investor, and accordingly cannot predict when or in what amounts the Selling Stockholder may sell shares of Common Stock pursuant to VWAP Purchases under the Purchase Agreement. Sales of shares of Common Stock by the Selling Stockholder may occur in open market transactions at prevailing market prices during the trading day on which a VWAP Purchase occurs (each, a “VWAP Purchase Date”). The Selling Stockholder will sell its shares of Common Stock through its broker-dealer, and retain a 3.0% Draw Fee, with the Company receiving the remaining 97% (the “Net Settlement Amount”). We provide more information about how the Selling Stockholder may sell or otherwise dispose of their shares of Common Stock in the section of this prospectus titled “Plan of Distribution.”

The Selling Stockholder may be deemed to be an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act of 1933, as amended (the “Securities Act”). Any profits realized by the Selling Stockholder from the resale of shares of Common Stock pursuant to this prospectus, and any compensation received by any broker-dealer participating in such resales, may be deemed underwriting discounts and commissions under the Securities Act.

The Selling Stockholder will pay all brokerage fees and commissions in connection with the offer and resale of the shares by the Selling Stockholder pursuant to this prospectus. We will pay the expenses (except for sales or brokerage commissions and fees and disbursements of counsel for, and other similar expenses of the Selling Stockholder) incurred in registering under the Securities Act the offer and resale of the shares included in this prospectus by the Selling Stockholder, including legal and accounting fees.

Pursuant to the Purchase Agreement, we may, at our sole discretion, at any time and from time to time during the Investment Period, subject to the satisfaction of the conditions set forth in the Purchase Agreement, deliver to the Investor a VWAP Purchase Notice directing the Investor to purchase Common Stock. Upon delivery of a VWAP Purchase Notice by us and acceptance by the Investor, the Investor shall effect sales of such Common Stock in the open market through its broker-dealer at prevailing market prices on the applicable VWAP Purchase Date. The Investor will then remit to us ninety-seven percent (97%) of the VWAP Purchase Amount, retaining three percent (3%) of such VWAP Purchase Amount as a Draw Fee (the “Draw Fee”). The Investor may not be issued shares resulting in it owning more than 9.99% of the total outstanding Common Stock at any given time (the “Beneficial Ownership Limitation”). The purchase price we receive per share (the “VWAP Purchase Price”) equals ninety-three percent (93%) of the lowest daily VWAP (as reported by Bloomberg through its “AQR” function) over the prior three (3) trading days (each, a “Trading Day”) including the VWAP Purchase Date for such VWAP Purchase.

The Company shall not issue or sell any Common Stock pursuant to the Purchase Agreement to the extent that after giving effect thereto, the aggregate number of Common Stock that would be issued pursuant to the Purchase Agreement would exceed 4,044,975 Common Stock (representing 19.99% of the voting power or number of Common Stock issued and outstanding immediately prior to the execution of the Purchase Agreement) (the “Exchange Cap”), unless the Company’s shareholders have approved (i) the issuance of Common Stock pursuant to the Purchase Agreement in excess of the Exchange Cap in accordance with Listing Rule 5635(d) of The Nasdaq Stock Market LLC, and (ii) if applicable, an amendment to the Company’s certificate of incorporation, as amended (the “Certificate of Incorporation”), to increase the number of authorized shares of Common Stock (the “Charter Amendment”), so that the Company has sufficient authorized and unreserved shares of Common Stock to reserve for issuance under the Purchase Agreement (collectively, the “Shareholder Approval”), and such Shareholder Approval has taken effect. On July 28, 2026, we received the Shareholder Approval by written consent of stockholders holding a majority of our outstanding voting power in lieu of a special meeting of stockholders. However, we have not yet filed the Preliminary Information Statement on Schedule 14C or the Definitive Information Statement on Schedule 14C (the “DEF 14C”) with the SEC, and the Shareholder Approval has not taken effect. Accordingly, this prospectus registers only the shares of Common Stock issuable under the Purchase Agreement up to the Exchange Cap. Until the Shareholder Approval has taken effect, we will not issue shares of Common Stock under the Purchase Agreement in excess of the Exchange Cap.

Our shares of Common Stock are trading on the Nasdaq Capital Market under the symbol “AIXC”. The closing price of our Common Stock on August 12, 2026 was $0.7423 per share.

Sales of our Common Stock, if any, under this prospectus may be made by any method permitted that is deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act. There is no arrangement for funds to be received in any escrow, trust, or similar arrangement.

The sale of all or a portion of the securities being offered in this prospectus could result in a significant decline in the public trading price of our securities. Despite such a decline in the public trading price, the Selling Stockholder may still experience a positive rate of return due to the discount at which the VWAP Purchase Price is calculated and the Draw fee it retains.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” beginning on page 7 of this prospectus, in the documents which are incorporated by reference herein and under similar headings in any amendment or supplements to this prospectus.

Neither the Securities Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-1 that we are hereby filing with the SEC to register the securities described in this prospectus for resale by the Selling Stockholder who may, from time to time, sell or otherwise distribute the securities offered by them as described in the section titled “Plan of Distribution” in this prospectus. You should rely only on the information contained in this prospectus and the related exhibits, any prospectus supplement or amendment thereto and the documents incorporated by reference, or to which we have referred you, before making your investment decision. We will not receive any proceeds from the sale by such Selling Stockholder of the securities offered by them described in this prospectus. However, we will pay the expenses associated with the sale of shares pursuant to this prospectus. We may receive up to $50,000,000 in aggregate gross proceeds from the Investor in connection with sales of the shares of our Common Stock pursuant to the Common Shares Purchase Agreement after the date of this prospectus, subject to the Exchange Cap limitation, based on the lowest daily dollar VWAP for the Common Stock as reported by Bloomberg on August 12, 2026, of $0.7273, with a 7% discount (and 3% Draw Fee retained by the Investor). However, the actual proceeds from the Investor may be less than this amount depending on the number of shares of our Common Stock sold and the price at which the shares of our Common Stock are sold.

If necessary, the specific manner in which the shares of Common Stock may be offered and sold will be described in a supplement to this prospectus, which supplement may also add, update or change any of the information contained in this prospectus. To the extent there is a conflict between the information contained in this prospectus and any prospectus supplement, you should rely on the information in such prospectus supplement, provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference in this prospectus or any prospectus supplement — the statement in the document having the later date modifies or supersedes the earlier statement.

Neither the delivery of this prospectus nor any distribution of shares of Common Stock pursuant to this prospectus shall, under any circumstances, create any implication that there has been no change in the information set forth or incorporated by reference into this prospectus or in our affairs since the date of this prospectus. Our business, financial condition, results of operations and prospects may have changed since such date.

Neither we nor the Selling Stockholder has authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus or any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. Neither we nor the Selling Stockholder takes responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. Neither we nor the Selling Stockholder will make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

We and the Selling Stockholder, as applicable, may deliver a prospectus supplement with this prospectus, to the extent appropriate, to update the information contained in this prospectus. The prospectus supplement may also add, update or change information included in this prospectus. You should read both this prospectus, any documents incorporated by reference to this prospectus, and any applicable prospectus supplement, together with additional information described below under the captions “Where You Can Find More Information.”

No offer of these securities will be made in any jurisdiction where the offer is not permitted. You should rely only on the information contained in this prospectus and in the documents incorporated by reference to this prospectus. Neither we nor the Selling Stockholder has authorized anyone to provide you with any information or to make any representations other than the information contained in this prospectus, in the documents incorporated by reference to this prospectus, in any post-effective amendment, or in any applicable prospectus supplement prepared by or on behalf of us or to which we have referred you. The information contained in this prospectus and in the documents incorporated by reference in this prospectus, is accurate only as of its date, regardless of the time of its delivery or of any sale or delivery of our securities. Neither the delivery of this prospectus or any documents incorporated by reference to the prospectus, nor any sale or delivery of our securities shall, under any circumstances, imply that there has been no change in our affairs since the date of this prospectus. This prospectus will be updated and made available for delivery to the extent required by the federal securities laws.

Throughout this prospectus, unless otherwise designated or the context suggests otherwise,

●	all references to the “Company,” the “registrant,” “we,” “our” or “us” in this prospectus mean AIxCrypto Holdings, Inc., a Delaware corporation, and its subsidiaries;

●	“year” or “fiscal year” means the year ending December 31st;

●	all dollar or $ references, when used in this prospectus, refer to United States dollars; and

●	all share and per share information included in this prospectus has been retroactively adjusted to account for a 1-for-50 reverse stock split of our Common Stock that took effect on November 5, 2024 (the “Reverse Stock Split”).

TRADEMARKS

Solely for convenience, our trademarks and tradenames referred to in this prospectus, may appear without the ® or ™ symbols, but such references are not intended to indicate in any way that we will not assert, to the fullest extent under applicable law, our rights to these trademarks and tradenames. All other trademarks, service marks and trade names included or incorporated by reference into this prospectus are the property of their respective owners.

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MARKET DATA

We are responsible for the information contained in this prospectus. This prospectus and the documents incorporated by reference to this prospectus include industry and market data that we obtained from periodic industry publications, and third-party studies and surveys. These sources generally state that the information they provide has been obtained from sources believed to be reliable, but that the accuracy and completeness of the information are not guaranteed. The forecasts and projections included in these sources are based on historical market data, and there is no assurance that any of the forecasts or projected amounts will be achieved. Industry and market data could be wrong because of the method by which sources obtained their data and because information cannot always be verified with complete certainty due to the limits on the availability and reliability of raw data, the voluntary nature of the data gathering process and other limitations and uncertainties. The market and industry data used in this prospectus or in any documents incorporated by reference to this prospectus involve risks and uncertainties that are subject to change based on various factors, including those discussed in the section titled “Risk Factors.” These and other factors could cause results to differ materially from those expressed in, or implied by, the estimates made by independent parties and by us. Furthermore, we cannot assure you that a third party using different methods to assemble, analyze or compute industry and market data would obtain the same results.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements involve risks and uncertainties and reflect our current expectations about future events, business strategy, operations, and financial performance as of the date of this prospectus. In some cases, you can identify forward-looking statements by words such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “intends,” “targets,” or similar expressions.

These forward-looking statements include, but are not limited to, statements regarding:

●	our digital-asset treasury strategy, including exposure to cryptocurrency price volatility and related market risks
●	the regulatory landscape applicable to digital assets, blockchain technologies, payments, and settlement arrangements
●	our ability to operate and scale RoboShare and related platform-based products and services
●	the development, commercialization, and market acceptance of our current and future products and services
●	our reliance on third-party merchants, service providers, and strategic relationships, including key commercial counterparties
●	expansion into new markets, jurisdictions, and operating modalities, including autonomous or unmanned systems, and receipt of necessary regulatory approvals
●	competitive conditions, customer demand, and pricing trends affecting our products and services
●	our ability to design, launch, and enhance products and services that meet customer needs on a timely basis
●	the performance of counterparties and our exposure to contractual and commercial risks
●	the stability, security, and performance of our technology systems, infrastructure, and networks, including cybersecurity risks
●	our ability to attract, retain, and incentivize qualified personnel and manage growth effectively
●	our ability to obtain additional financing or capital when needed and on acceptable terms
●	litigation exposure and the potential impact of legal or regulatory proceedings
●	protection and enforcement of our intellectual property and defense against third-party claims
●	our ability to access and draw upon the committed equity financing facility
●	the timing, size, and pricing of any sales under the equity line arrangement
●	the expected use of proceeds from sales of securities under this prospectus
●	the potential dilutive impact of issuances under the equity line on existing stockholders

Forward-looking statements are inherently subject to risks and uncertainties, many of which are beyond our control. Actual results could differ materially from those anticipated due to a variety of factors. You should not place undue reliance on these statements, which speak only as of the date of this prospectus (or as of the date of the documents incorporated by reference). We disclaim any obligation to update such statements except as required by law.

For a discussion of factors that could cause actual results to differ materially from those expressed or implied by forward-looking statements, see the section titled “Risk Factors” in this prospectus and the sections titled “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K, as amended, and Quarterly Reports on Form 10-Q, which are incorporated herein by reference.

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PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus. This summary does not contain all of the information that you should consider before investing in our Common Stock. You should carefully read this entire prospectus, including the sections titled “Risk Factors” and “Special Note Regarding Forward-Looking Statements,” as well as our other filings with the SEC, including the sections titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements in our Annual Report on Form 10-K, as amended, and Quarterly Reports on Form 10-Q, which are incorporated herein by reference, before making a decision about whether to invest in our Common Stock. All references to “we,” “us,” “our,” and the “Company” refer to AIxCrypto Holdings, Inc., unless we specifically state otherwise or the context indicates otherwise.

Business Overview

Overview

AIxCrypto Holdings, Inc. (Nasdaq: AIXC) (“AIxC,” “we,” “us,” or the “Company”) is a technology infrastructure company focused on the convergence of artificial intelligence and blockchain-based programmable systems. The Company develops software platforms and programmable infrastructure designed to facilitate the tokenization of real-world assets (“RWA”) and the deployment of Embodied Artificial Intelligence (“EAI”) in commercial environments. Our mission is to serve as the regulated, programmable infrastructure layer connecting traditional capital markets with on-chain systems and AI-enabled commercial systems.

We believe that two structural shifts are reshaping global capital markets and physical infrastructure simultaneously: the migration of asset ownership and transaction finalization to distributed ledger technology, and the proliferation of AI-enabled physical systems such as autonomous vehicles, robotics, and connected systems that generate, consume, and require programmable infrastructure. AIxC is purpose-built to sit at the intersection of these trends.

Strategic Realignment

In September 2025, the Company closed a $41 million PIPE financing and subsequently, in November 2025, rebranded from Qualigen Therapeutics to AIxCrypto Holdings, Inc. (Nasdaq: AIXC). Following the transaction, the Company operated across three business lines under its “Three Driving Forces” framework: the BesTrade DeAI Agent platform, the C10 digital asset treasury and portfolio management tools, and the RWA Embodied AI (EAI) ecosystem.

In February 2026, the Company’s board determined to concentrate on the RWA + Embodied AI (EAI) ecosystem. In connection with that decision, the Company has determined to discontinue development of the BesTrade platform and the C10 portfolio management tools. These products were developed as early-stage proofs of concept and did not meet the scale, regulatory profile, or margin characteristics consistent with the Company’s revised focus on enterprise and institutional infrastructure. The Company does not anticipate material impairment charges in connection with this discontinuation beyond what has been previously disclosed.

Separately, the Company continues to evaluate strategic options for its therapeutics programs, previously conducted under the Qualigen brand. These options may include proceeding with the existing QN-302 trial, licensing the asset, or an outright sale.

The effect of these actions is a Company that operates with a focused capital structure, reduced operational complexity, and a business model that institutional investors can evaluate against a defined set of infrastructure and programmable technology benchmarks.

Core Business: The Dual-Pillar Strategy

AIxC’s operations are organized around two integrated business pillars, which we refer to collectively as our Dual Flywheel strategy. These pillars are designed to be mutually reinforcing: revenue and data generated through RWA tokenization activities support the development and refinement of EAI infrastructure, and EAI deployment generates on-chain transaction volume and ecosystem participation that drives RWA structuring demand.

Real-World Asset Tokenization

AIxC develops and operates software infrastructure for the digitization of traditional assets onto distributed ledger networks. Our tokenization framework is designed to preserve regulatory compliance at each stage of the asset lifecycle by encoding compliance logic, transfer restrictions, and ownership records directly into smart contracts. This approach is intended to give institutional counterparties the auditability and mathematical certainty that trust-based legacy systems cannot provide at scale.

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Our initial commercial application involves a $10 million strategic equity investment in common stock of Faraday Future Intelligent Electric Inc. (Nasdaq: FFAI), which is currently anticipated to close before March 31, 2026. Pursuant to an Entrusted Investment Agreement, the shares are currently held by an independent third party. The Company intends to develop a tokenization framework for these holdings as a reference implementation for investors seeking access to on-chain liquidity for traditional equity positions. The tokenization of this investment has not yet been completed and is subject to the development of applicable technical and regulatory infrastructure. The Company intends to generate revenue from this pillar through structuring fees, platform licensing to enterprises utilizing our tokenization infrastructure, and management fees associated with on-chain asset administration.

Embodied AI Infrastructure

The Company’s EAI pillar is focused on building the execution and monetization layer for AI-enabled physical systems. As autonomous mobility, robotics, and connected equipment generate increasing volumes of operational data, we believe there is a significant unaddressed need for programmable infrastructure that can govern the economic relationships between AI agents, human principals, and the capital that funds their deployment.

AIxC is developing the AIxC Hub, a decentralized application ecosystem designed to facilitate the registration, validation, and deployment of AI models, with transaction finalization and incentive structures encoded on-chain. The Company’s early-stage commercial collaboration with FFAI Robotics Inc., a subsidiary of Faraday Future Intelligent Electric Inc. (Nasdaq: FFAI), is expected to provide an initial deployment environment for this infrastructure, with FFAI Robotics’ EAI-enabled vehicle and robotics programs serving as a primary source of real-world operational data. No definitive commercial agreements governing this collaboration have been executed, and there can be no assurance that any such agreements will be reached.

Revenue Model

The Company expects to generate revenue through three primary channels as its platforms achieve commercial scale. Platform licensing fees will be charged to enterprise customers utilizing AIxC’s EAI infrastructure and tokenization stack. Structuring and transaction fees will be earned in connection with the management and administration of tokenized assets. Ecosystem participation revenue will be derived from the growth and utilization of the AIxC Hub, including validator economics, model deployment fees, and protocol-level participation mechanisms.

The Company’s EAI and RWA platforms are in the early stages of commercialization and have not generated material revenue to date. Investors should review the risk factors and forward-looking statement disclosures in this filing carefully before making an investment decision.

Competitive Position and Regulatory Framework

AIxC competes with a range of participants across the tokenization and AI infrastructure competitive environment, including both established technology companies and early-stage blockchain-native platforms. We believe our differentiation lies in our focus on institutional compliance infrastructure, our existing regulatory posture as a Nasdaq-listed public company, and our early commercial relationship with an EAI-focused hardware partner that provides real-world data and deployment context for our AI infrastructure.

The Company’s operations are subject to evolving regulatory frameworks governing digital assets, blockchain-based securities, and AI systems in the United States and other jurisdictions. We maintain an active regulatory compliance program and are engaged with applicable regulatory bodies as the legal landscape for these technologies continues to develop.

Market Opportunity

The macro backdrop supports our strategy. Blockchain adoption is accelerating across industries from roughly $41 billion in 2025 to approximately $1.9 trillion by 2034, representing more than a 50% compound annual growth rate. Institutional interest continues to grow, with surveys showing over 70% of organizations adopting or planning to adopt blockchain for supply chain, payments, and data systems. The on-chain RWA market has grown to more than $20 billion in 2025, a more than 300% increase over three years, with some forecasts projecting tokenized assets reaching many trillions within a decade. The global AI Agent market is approximately $7 billion today and is projected to exceed $47 billion by 2030, representing a compound annual growth rate of nearly 45%. These two markets are each growing at exceptional rates, and the intersection between them has virtually no competition.

Corporate Information

Ritter Pharmaceuticals, Inc. (our predecessor) was formed as a Nevada limited liability company on March 29, 2004 under the name Ritter Natural Sciences, LLC. In September 2008, this company converted into a Delaware corporation under the name Ritter Pharmaceuticals, Inc. On May 22, 2020, upon completing the “reverse recapitalization” transaction with Qualigen, Inc., Ritter Pharmaceuticals, Inc. was renamed Qualigen Therapeutics, Inc. and Qualigen, Inc. became a wholly-owned subsidiary of the Company. On July 20, 2023, we sold Qualigen, Inc. to Chembio Diagnostics, Inc., an American subsidiary of French diagnostics provider Biosynex S.A.

On November 14, 2025, the Company filed a Certificate of Amendment to its Certificate of Incorporation with the Secretary of State of the State of Delaware to change its name to AIxCrypto Holdings, Inc. The Company’s symbol change to “AIXC” took effect on the Nasdaq Capital Market on November 20, 2025.

Our principal executive offices are located at 1990 E Grand Ave, El Segundo, CA 90245. Our telephone number is (310) 853-1683. Our corporate website address is https://www.aixcrypto.ai/en/. Our website and the information contained on, or that can be accessed through, our website will not be deemed to be incorporated by reference in, and are not considered part of, this registration statement. You should not rely on our website or any such information in making your decision whether to purchase our securities.

Smaller Reporting Company Status

We are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. As a smaller reporting company, we may rely on certain scaled disclosure accommodations available under SEC rules. These include, among other things, providing only two years of audited financial statements, reduced executive compensation disclosure, and less extensive narrative disclosure regarding our operations and financial results. We may continue to rely on these reduced disclosure requirements for so long as we qualify as a smaller reporting company.

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THE OFFERING

Common Stock that may be offered by	Up to 4,044,975 of VWAP Shares that we may elect to sell to the Investor from time to time under the Purchase Agreement.
the Selling Stockholder

Common Stock outstanding prior to the offering(1)	20,234,993 shares of Common Stock as of August 12, 2026.

Common Stock to be outstanding after the offering	24,279,968 shares of Common Stock, assuming all 4,044,975 VWAP Shares registered hereunder are issued and sold to the Investor under the Purchase Agreement.

Listing	Our Common Stock is listed on the Nasdaq Capital Market under the symbol “AIXC.”

Use of Proceeds

We will not receive any proceeds from the resale of shares of our Common Stock included in this prospectus by the Selling Stockholder. We may receive up to $2,653,897 in aggregate gross proceeds under the Purchase Agreement from sales of our Common Stock that we elect to make to the Investor pursuant to the Purchase Agreement, if any, from time to time in our sole discretion, during the Investment Period, subject to the Exchange Cap, based on the lowest daily dollar VWAP for the Common Stock as reported by Bloomberg on August 12, 2026, of $0.7273, with a 7% discount (and 3% Draw Fee retained by the Investor).

Any proceeds that we receive from the sales of the VWAP Shares to the Investor under the Purchase Agreement will be used for general corporate purposes, including working capital and investments. See “Use of Proceeds” beginning on page 10.

Plan of Distribution	The Selling Stockholder may sell, transfer or otherwise dispose of any or all of the shares of Common Stock offered by this prospectus from time to time in a number of different ways. See the “Plan of Distribution” section of this prospectus.

Risk Factors	You should carefully consider the information set forth in this prospectus and, in particular, the specific factors set forth in the “Risk Factors” section beginning on page 7 of this prospectus before deciding whether or not to invest in shares of our Common Stock.

(1)	The number of shares of our Common Stock outstanding prior to this offering is based on 20,234,993 shares of Common Stock outstanding as of August 12, 2026.

Throughout this prospectus, when we refer to the Selling Stockholder in this prospectus, we are referring to the Selling Stockholder identified in this prospectus and, as applicable, its transferees, donees, pledgees, distributees, and other successors-in-interest that may be identified in a supplement to this prospectus or, if required, a post-effective amendment to the registration statement of which this prospectus is a part.

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THE COMMITTED EQUITY FINANCING

Overview

On June 16, 2026, we entered into the Purchase Agreement with the Investor, pursuant to which the Company may issue and sell to the Investor shares of Common Stock, in one or more VWAP Purchases for an aggregate purchase price of up to $50,000,000 for an Investment Period commencing on the Effective Date of the Initial Registration Statement and expiring on the date the Purchase Agreement is terminated, which is defined as the earliest to occur of (i) the first day of the month following the 24-month anniversary of the effective date of the Initial Registration Statement, (ii) the date on which the Investor shall have purchased the Total Commitment worth of Common Stock pursuant to the Purchase Agreement, (iii) the date on which the Common Stock shall have failed to be listed or quoted on the Nasdaq Capital Market or any other Principal Market, (iv) the thirtieth (30th) Trading Day following the date on which, pursuant to or within the meaning of any Bankruptcy Law, the Company commences a voluntary bankruptcy case or any person commences a bankruptcy proceeding against the Company that is not discharged or dismissed prior to such thirtieth (30th) Trading Day, and (v) pursuant to or within the meaning of any Bankruptcy Law, the date on which a custodian is appointed for the Company or for all or substantially all of its property, or the Company makes a general assignment for the benefit of its creditors (each, an “Automatic Termination Event”).

For each VWAP Purchase, the settlement process shall occur as follows: following delivery of a VWAP Purchase Notice by the Company prior to 9:30 a.m., New York City time, on a VWAP Purchase Date (T), the Investor will effect sales of Common Stock in the open market through its broker-dealer at prevailing market prices on T. On the second Trading Day following the VWAP Purchase Date (T+2, the “VWAP Purchase Share Delivery Date”), the Company will issue to the Investor the VWAP Purchase Share Amount as DWAC Shares. Not later than 5:00 p.m., New York City time, on the Trading Day immediately following the VWAP Purchase Share Delivery Date (T+3), the Investor will pay the Company the Net Settlement Amount, equal to ninety-seven percent (97%) of the VWAP Purchase Amount, with the Investor retaining the remaining three percent (3%) as the Draw Fee.

At or prior to Commencement, we are required to reserve 4,044,975 shares of Common Stock solely for issuance under the Purchase Agreement (the “Exchange Cap”). The number of shares we may direct the Investor to purchase in any single VWAP Purchase is capped at VWAP Purchase Maximum Share Percentage (15%), as defined in Annex I.

We may not direct a VWAP Purchase at a VWAP Purchase Price below the Threshold Price, which for each VWAP Purchase is the greater of (i) 90% of the VWAP on the Trading Day immediately preceding the VWAP Purchase Date and (ii) such higher price as we specify in the applicable VWAP Purchase Notice. During any Trading Day, the Investor’s sales of Common Shares shall not constitute more than ten percent (10%) of the trading volume of the Common Shares on the Principal Market for such Trading Day, unless the Company provides its prior written consent.

The Company shall not issue or sell any Common Stock pursuant to the Purchase Agreement to the extent that after giving effect thereto, the aggregate number of Common Stock that would be issued pursuant to the Purchase Agreement would exceed the Exchange Cap, unless the Company has received Shareholder Approval, and such Shareholder Approval has taken effect. On July 28, 2026, we received the Shareholder Approval by written consent of stockholders holding a majority of our outstanding voting power in lieu of a special meeting of stockholders. However, we have not yet filed the Preliminary Information Statement on Schedule 14C or the Definitive Information Statement on Schedule 14C (the “DEF 14C”) with the SEC, and the Shareholder Approval has not taken effect. The shares registered for resale hereunder are limited to shares issuable up to the Exchange Cap. Until the Shareholder Approval has taken effect, we will not issue shares of Common Stock under the Purchase Agreement in excess of the Exchange Cap.

Pursuant to the Purchase Agreement, we may, at our sole and absolute discretion, at any time and from time to time during the Investment Period, subject to the satisfaction of the conditions set forth in the Purchase Agreement, including the effectiveness of the Shareholder Approval, deliver to the Investor a VWAP Purchase Notice directing the Investor to purchase Common Stock. The Investor may not be issued shares resulting in it owning more than the Beneficial Ownership Limitation. However, the Beneficial Ownership Limitation does not prevent the Investor from selling some or all of the shares of Common Stock it acquires and then acquiring additional shares, resulting in the Investor being able to sell in excess of 9.99% of the outstanding shares while never holding more than 9.99% of our outstanding Common Stock at any time. The VWAP Purchase Price per share equals ninety-three percent (93%) of the lowest daily VWAP (as reported by Bloomberg through its “AQR” function) over the prior three (3) Trading Days including the VWAP Purchase Date for such VWAP Purchase. In consideration of the Investor’s execution of the Purchase Agreement, we paid the Investor a one-time fee of $100,000 (the “Upfront Fee”) in cash on the date of the Purchase Agreement, which was fully earned on that date and is non-refundable, including upon any termination of the Purchase Agreement.

Sales of our Common Stock to the Investor under the Purchase Agreement, and the timing of any sales, will be determined by us from time to time in our sole discretion and will depend on a variety of factors, including, among other things, market conditions, the trading price of our Common Stock and determinations by us regarding the use of proceeds from any sale of such Common Stock. The net proceeds from any future sales under the Purchase Agreement will depend on the frequency with which the VWAP Purchases are sold to the Investor. To the extent we sell VWAP Shares under the Purchase Agreement, we currently plan to use the net proceeds for working capital and other general corporate purposes. We cannot predict whether the net proceeds invested will yield a favorable return.

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In accordance with our obligations under the Purchase Agreement, we agreed to provide the Selling Stockholder with customary registration rights related to the VWAP Shares. We are filing this registration statement of which this prospectus forms a part in order to register for resale up to 4,044,975 VWAP Shares that we may elect, at our sole discretion, to issue and sell to the Investor, from time to time during the Investment Period subject to the conditions and limitations of the Purchase Agreement. The Purchase Agreement permits the issuance and sale of additional shares in excess of the Exchange Cap, up to the Total Commitment, subject to receipt and effectiveness of the Shareholder Approval and the registration of such additional shares for resale under a separate registration statement.

The Purchase Agreement may be terminated (i) automatically upon an Automatic Termination Event, (ii) by the Company after Commencement upon ten (10) Trading Days’ prior written notice to the Investor, provided that the Upfront Fee has been paid and is non-refundable irrespective of such termination, (iii) at any time by the mutual written consent of the parties, or (iv) by the Investor upon ten (10) Trading Days’ prior written notice to the Company if: (a) a Fundamental Transaction (as defined in the Purchase Agreement) occurs; (b) the Company breaches or defaults in any material respect of any of its covenants and agreements in the Purchase Agreement, and such breach or default is not cured within fifteen (15) Trading Days after notice; (c) while a registration statement is required to be maintained effective and the Investor holds any registrable Common Stock, the effectiveness of such registration statement lapses for any reason or becomes unavailable to the Investor for resale, and such lapse or unavailability continues for a period of forty-five (45) consecutive Trading Days or for more than an aggregate of ninety (90) Trading Days in any 365-day period, other than due to acts of the Investor; (d) trading in the Common Stock on the Nasdaq Capital Market has been suspended and such suspension continues for a period of five (5) consecutive Trading Days; or (e) the Company is in material breach or default of any of its covenants and agreements in the Purchase Agreement, and such breach or default is not cured within fifteen (15) Trading Days after notice. Upon termination, certain provisions of the Purchase Agreement shall survive, including the Company’s obligations relating to indemnification and the maintenance of the effectiveness of the Registration Statement of which this prospectus forms a part.

The Purchase Agreement contains customary representations, warranties, conditions and indemnification obligations by each party. The representations, warranties and covenants contained in such agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement and are subject to certain important limitations.

The foregoing descriptions of the Purchase Agreement and the transactions contemplated thereby do not purport to be complete and are qualified in their entirety by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the SEC on June 17, 2026, and incorporated by reference herein.

No Short Selling or Hedging

Pursuant to the Purchase Agreement, the Investor has agreed that, from and after the closing date through and including the Trading Day next following the expiration or termination of the Purchase Agreement, neither the Investor nor any of its affiliates will engage in any short sales or hedging transactions with respect to the Common Stock; provided, however, that the Investor may sell a number of Common Stock equal to the number of Shares that the Investor is effecting sales for pursuant to a pending VWAP Purchase Notice in accordance with the Purchase Agreement, so long as the Investor delivers the Shares purchased pursuant to such VWAP Purchase Notice to the purchaser promptly upon the Investor’s receipt of such Shares from the Company. In addition, the Investor has agreed that during any Trading Day, the Investor’s sales of Common Stock shall not constitute more than ten percent (10%) of the trading volume of the Common Stock on the Nasdaq Capital Market for such Trading Day, unless the Company provides its prior written consent. For purposes of this limitation, “trading volume” means the total number of shares of Common Stock traded on the Nasdaq Capital Market during regular trading hours on such Trading Day. The Company has agreed not to effect or enter into any agreement to effect any issuance of Common Stock or securities convertible into Common Stock involving a Variable Rate Transaction (as defined in the Purchase Agreement) during any period in which a VWAP Purchase Notice has been delivered and the delivery of such Shares and the payment therefor have not been completed.

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Effect of Sales of our Common Stock under the Purchase Agreement on our Stockholders

The Common Stock being registered for resale in this prospectus may be issued and sold by us to the Investor from time to time at our discretion, during the terms described above. The resale by the Selling Stockholder of a significant quantity of shares registered for resale in this offering at any given time, or the perception that these sales may occur, could cause the market price of our Common Stock to decline and to be highly volatile. Sales of our Common Stock, if any, to the Investor under the Purchase Agreement will be determined by us in our sole discretion, subject to the satisfaction of certain conditions in the Purchase Agreement and will depend upon market conditions and other factors. We may ultimately decide to sell to the Investor all, some or none of the shares of Common Stock that may be available for us to sell to the Investor pursuant to the Purchase Agreement. If we elect to sell to the Investor shares of Common Stock pursuant to the Purchase Agreement, after the Investor has acquired such shares, the Investor may resell all, some or none of such shares of Common Stock at any time or from time to time in its discretion and at different prices. As a result, investors who purchase shares of Common Stock from the Investor in this offering at different times will likely pay different prices for those shares of Common Stock, and so may experience different levels of dilution and in some cases substantial dilution and different outcomes in their investment results. See “Risk Factors—Risks Related to this Offering—Investors who buy shares of Common Stock from the Investor at different times will likely pay different prices.”

Investors may experience a decline in the value of the Common Stock they purchase from the Investor in this offering as a result of future sales made by us to the Investor at prices lower than the prices such investors paid for their shares in this offering. In addition, if we sell a substantial number of shares of Common Stock to the Investor under the Purchase Agreement, or if investors expect that we will do so, the actual sales of Common Stock or the mere existence of our arrangement with the Investor may make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect such sales.

Because the purchase price per share to be paid by the Investor for the Common Stock that we may sell to the Investor under the Purchase Agreement, if any, will fluctuate based on the market prices of our Common Stock, as of the date of this prospectus, it is not possible for us to predict the number of shares of Common Stock that we will sell to the Investor under the Purchase Agreement, the actual purchase price per share to be paid by Investor for those shares of Common Stock, or the actual gross proceeds to be raised by us from those sales, if any. As of August 12, 2026, there were 20,234,993 shares of Common Stock outstanding.

If all of the shares of our Common Stock offered for resale by the Selling Stockholder under this prospectus were issued and outstanding as of August 12, 2026, consisting of up to 4,044,975 VWAP Shares, such shares would represent approximately 19.99 % of the total number of shares of our Common Stock outstanding. The actual number of shares of our Common Stock issuable will vary depending on the then current market price of shares of our Common Stock sold to the Selling Stockholder in this offering.

The number of shares of Common Stock ultimately offered for sale by the Selling Stockholder for resale under this prospectus is dependent upon the number of shares of Common Stock, if any, we ultimately sell to the Investor under the Purchase Agreement. Further, if and when we elect to sell shares of Common Stock to the Investor pursuant to the Purchase Agreement, after the Investor has acquired such shares, the Investor may resell all, some or none of such shares of Common Stock at any time or from time to time in its discretion and at different prices.

The issuance of our shares of Common Stock to the Selling Stockholder pursuant to the Purchase Agreement will not affect the rights or privileges of our existing stockholders, except that the economic and voting interests of each of our existing stockholders will be diluted. Although the number of shares of Common Stock that our existing stockholders own will not decrease, the shares of Common Stock owned by our existing stockholders will represent a smaller percentage of our total outstanding shares of Common Stock after any such issuance.

We have agreed to register up to 4,044,975 VWAP Shares for resale under the registration statement of which this prospectus forms a part, representing the maximum number of shares issuable under the Purchase Agreement up to the Exchange Cap. Additional shares may be registered for resale under a separate registration statement following effectiveness of the Shareholder Approval.

The following table sets forth the number of VWAP Shares to be issued to the Investor registered hereunder at varying purchase prices:

Assumed Average Purchase Price Per Share		Number of Registered VWAP Shares to be Issued up to the Exchange Cap(1)	Percentage of Outstanding Shares After Giving Effect to the Issuance to the Investor(2)	Gross Proceeds from the Sale of VWAP Shares Registered Hereunder
$0.3637		4,044,975	16.66%	$1,470,955
$0.5455		4,044,975	16.66%	$2,206,433
$0.7273	(3)	4,044,975	16.66%	$2,941,910
$0.9091		4,044,975	16.66%	$3,677,388
$1.0910		4,044,975	16.66%	$4,412,865
$1.4546		4,044,975	16.66%	$5,883,821

Notes to table:

(1) The shares registered hereunder are limited to shares issuable up to the Exchange Cap of 4,044,975 shares. Our Certificate of Incorporation currently authorizes us to issue up to 225,000,000 shares of Common Stock. Therefore, we have sufficient shares of Common Stock authorized to issue the maximum number of shares registered hereunder.

(2) The denominator is based on 20,234,993 shares of our Common Stock outstanding as of August 12, 2026, plus the number of registered VWAP Shares set forth in the adjacent column that we would have issued or sold to the Investor, up to the Exchange Cap. The numerator is based on the number of VWAP Shares issuable under the Purchase Agreement up to the Exchange Cap, which shares are registered hereunder. The number and percentage of shares of Common Stock issuable to the Investor does not give effect to the potential future issuance of shares of Common Stock pursuant to our outstanding RSUs and other securities convertible into shares of Common Stock, or to the potential issuance of shares in excess of the Exchange Cap following effectiveness of the Shareholder Approval.

(3) The VWAP of our Common Stock on August 12, 2026, less the 7% discount.

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RISK FACTORS

Holding the shares of Common Stock offered under this prospectus involves a high degree of risk. You should carefully consider and evaluate all of the information contained in this prospectus, any prospectus supplement and in the documents that we incorporate by reference herein before you decide to invest in our Common Stock. In particular, you should carefully consider and evaluate the risks and uncertainties described under the heading “Risk Factors” in this prospectus, any prospectus supplement and our filings with the SEC, as well as of the documents incorporated by reference herein or therein. Investors are further advised that the risks described below may not be the only risks we face. Additional risks that we do not yet know of, or that we currently think are immaterial, may also negatively impact our business operations or financial results. Any of the risks and uncertainties set forth in this prospectus and in the documents incorporated by reference herein, as updated by annual, quarterly and other reports and documents that we file with the SEC and incorporate by reference into this prospectus, could materially and adversely affect our business, results of operations and financial condition, which in turn could materially and adversely affect the value of our Common Stock.

Risks Related to This Offering

Our Common Stock is trading below $1.00 per share, and we may fail to satisfy the Nasdaq minimum bid price requirement for continued listing.

Nasdaq Listing Rule 5550(a)(2) requires that our Common Stock maintain a minimum bid price of $1.00 per share for continued listing on The Nasdaq Capital Market. If the closing bid price of our Common Stock remains below $1.00 per share for 30 consecutive business days, Nasdaq will notify us of our non-compliance, after which we would have 180 calendar days to regain compliance by achieving a closing bid price of at least $1.00 per share for a minimum of 10 consecutive business days. We may be unable to regain compliance within that period, and measures we might take in order to do so, including a reverse stock split, may not be successful or may have adverse effects on the market price of our Common Stock.

Issuances of Common Stock under the Purchase Agreement at prices below $1.00 per share, if permitted, would increase the number of shares of Common Stock outstanding and could place further downward pressure on the market price of our Common Stock, which could make regaining or maintaining compliance with the minimum bid price requirement more difficult. If our Common Stock were to be delisted from the Nasdaq Capital Market, the Purchase Agreement would terminate automatically in accordance with its terms, the liquidity and market price of our Common Stock would likely be adversely affected, and our ability to raise capital would be impaired.

We may not be able to direct VWAP Purchases at prices below the Threshold Price, and we may therefore be unable to access the Purchase Agreement.

Under the Purchase Agreement, our right to deliver VWAP Purchase Notices and the Investor’s obligation to accept such notices are subject to specified conditions, including that the applicable VWAP Purchase Price must be equal to or greater than the Threshold Price. The Threshold Price for each VWAP Purchase is the greater of (i) 90% of the VWAP on the Trading Day immediately preceding the VWAP Purchase Date and (ii) such higher price as may be set forth by the Company in the VWAP Purchase Notice, without any minimum dollar price per share. If the applicable VWAP Purchase Price is below the Threshold Price, or if any other condition to a VWAP Purchase is not satisfied, we may be unable to sell shares to the Investor under the Purchase Agreement and may not receive the proceeds we expect. Our inability to access all or a portion of the financing available under the Purchase Agreement could have a material adverse effect on our liquidity and financial condition.

A sale of a substantial number of shares of Common Stock by the Selling Stockholder could cause the price of our Common Stock to decline.

The shares of Common Stock covered by this prospectus represent a large number of shares of our Common Stock, and, following the effectiveness of the registration statement of which this prospectus forms a part, such shares of Common Stock may be sold by the Selling Stockholder in the public market without restriction. If the Selling Stockholder sells, or the market perceives that our stockholders intend to sell for various reasons, substantial amounts of the shares of Common Stock in the public market, the price of our Common Stock may decline. Additionally, such conditions may make it more difficult for us to sell equity or equity-related securities in the future at a time and price that we deem reasonable or appropriate.

You may experience future dilution as a result of future equity offerings and other issuances of our securities.

In order to raise additional capital, we may in the future offer additional shares of Common Stock or other securities convertible into or exchangeable for our Common Stock prices that may not be the same as the price per share paid by the Selling Stockholder. We may not be able to sell shares or other securities in any other offering at a price per share that is equal to or greater than the price per share paid by the investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of Common Stock or securities convertible into shares of Common Stock in future transactions may be higher or lower than the price per share paid to the Selling Stockholder. Our stockholders will incur dilution upon exercise of any outstanding stock options, warrants or other convertible securities or upon the issuance of shares of Common Stock under our stock incentive programs.

Any additional capital raised through the sale of equity or equity-backed securities may dilute our stockholders’ ownership percentages and could also result in a decrease in the market value of our equity securities. The terms of any securities issued by us in future capital transactions may be more favorable to new investors, and may include preferences, superior voting rights and the issuance of warrants or other derivative securities, which may have a further dilutive effect on the holders of any of our securities then outstanding.

Future resales and/or issuances of shares of Common Stock, including pursuant to this prospectus, or the perception that such sales may occur, may cause the market price of our shares to drop significantly.

We may, at our sole and absolute discretion, at any time and from time to time during the Investment Period after Commencement (as defined in the Purchase Agreement), subject to the satisfaction of the conditions set forth in the Purchase Agreement, deliver VWAP Purchase Notices to the Investor requesting that the Investor purchase shares of Common Stock at a purchase price equal to 93% of the lowest daily VWAP over the prior three (3) Trading Days including the VWAP Purchase Date. Under the Purchase Agreement, we have the right to sell to the Investor up to $50,000,000 of shares of Common Stock over the Investment Period, subject to certain limitations, including the Exchange Cap (which limits issuances to 19.99% of our outstanding Common Stock unless we obtain Shareholder Approval) and the Beneficial Ownership Limitation (which limits the Investor’s ownership to 9.99% of our outstanding shares).

The Investor may resell all, some or none of such shares of Common Stock at any time or from time to time in its discretion and at different prices. Under the Purchase Agreement, we will deliver shares to the Investor on the second (2nd) Trading Day following the applicable VWAP Purchase Date, the Company shall issue to the Investor a number of DWAC Shares equal to the VWAP Purchase Share Amount for such VWAP Purchase. The Investor will then remit to us 97% of the VWAP Purchase Amount. Because a significant number of shares may be issued and sold under this arrangement, such sales of shares of Common Stock could result in substantial dilution to the interests of other holders of shares of Common Stock and may result in substantial decreases to the price of our Common Stock. The actual sales of shares of Common Stock or the mere existence of our arrangement with the Investor may also make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect such sales.

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In addition, shares of our Common Stock issuable upon exercise or vesting of incentive awards under our incentive plans are, once issued, eligible for sale in the public market, subject to any lock-up agreements and, in some cases, limitations on volume and manner of sale applicable to affiliates under Rule 144. Furthermore, shares of our Common Stock reserved for future issuance under our incentive plan may become available for sale in the future.

The market price of shares of our Common Stock could drop significantly if the Investor or other holders described above sell their shares or are perceived by the market as intending to sell. These factors could also make it more difficult for us to raise additional funds through future offerings of shares of our Common Stock or other securities.

It is not possible to predict the actual number of shares of our Common Stock, if any, we will sell under the Purchase Agreement, or the actual gross proceeds resulting from those sales or the dilution to you from those sales. Further, we may not have access to the full amount available under the Purchase Agreement.

Pursuant to the Purchase Agreement, we may sell up to $50,000,000 worth of shares of Common Stock to the Investor, upon the terms and subject to the conditions and limitations set forth in the Purchase Agreement; however, we may not issue shares in excess of the Exchange Cap unless and until we obtain the Shareholder Approval. The shares registered for resale hereunder are limited to 4,044,975 VWAP Shares, representing the number of shares issuable up to the Exchange Cap.

The shares of our Common Stock that may be issued under the Purchase Agreement may be sold by us to the Investor at our sole discretion from time to time during the Investment Period. Sales of our Common Stock, if any, will depend upon market conditions and other factors to be determined by us. We may sell to the Investor all or only a portion of the Common Stock that may be available for us to sell to the Investor pursuant to the Purchase Agreement. Accordingly, we cannot guarantee that we will be able to sell all of the Total Commitment or how much in proceeds we may obtain under the Purchase Agreement. If we cannot sell securities under the Purchase Agreement, we may be required to utilize more costly and time-consuming means of accessing the capital markets, which could have a material adverse effect on our liquidity and cash position.

Because the VWAP Purchase Price per share of Common Stock will fluctuate based on the market prices of our Common Stock, it is not possible for us to predict, as of the date of this prospectus and prior to any such sales, the number of shares of Common Stock that we will sell to the Investor under the Purchase Agreement, the VWAP Purchase Price per share that the Investor will pay for VWAP Shares purchased from us under the Purchase Agreement, or the aggregate gross proceeds that we will receive from those purchases by the Investor under the Purchase Agreement.

We are registering up to 4,044,975 VWAP Shares that we may sell to the Investor pursuant to the Purchase Agreement under this prospectus, representing the maximum number of shares issuable up to the Exchange Cap. Such shares would represent approximately 16.65% of the total number of shares of our Common Stock outstanding (based on 20,234,993 shares outstanding as of August 12, 2026, plus 4,044,975 VWAP Shares). We may register additional shares for resale under a separate registration statement following effectiveness of the Shareholder Approval.

The Investor is not obligated to buy any shares under the Purchase Agreement if such shares, when aggregated with all other Common Stock then beneficially owned by the Investor and its affiliates (as calculated pursuant to Section 13(d) of the Securities Exchange Act, and Rule 13d-3 promulgated thereunder), would result in the Investor beneficially owning Common Stock in excess of the Beneficial Ownership Limitation. However, the Beneficial Ownership Limitation does not prevent the Investor from selling some or all of the shares it acquires and then acquiring additional shares, resulting in the Investor being able to sell in excess of 9.99% of the outstanding shares while never holding more than 9.99% of our outstanding Common Stock at any time. Our inability to access a portion or the full amount available under the Purchase Agreement, in the absence of any other financing sources, could have a material adverse effect on our business or results of operation.

We have extended credit to our controlling stockholder, and transactions with our controlling stockholder present conflicts of interest.

On July 19, 2026, a special committee of our Board of Directors approved an initial advance of $250,000 to FFAI, subject to execution of definitive documentation and satisfaction of specified conditions. The special committee subsequently approved a second advance of $250,000, which has also been funded. As of the date of this prospectus, we have advanced $500,000 in the aggregate to FFAI. The advance bears interest at 10% per annum, with a default rate of 15% per annum, would be unsecured, and would rank pari passu with FFAI’s other unsecured indebtedness. Proceeds of the advance are restricted to funding a payment in connection with a sponsorship arrangement involving an affiliate of FFAI.

As of the date of this prospectus, no definitive agreement has been executed. We and FFAI are negotiating an uncommitted, non-revolving delayed draw credit facility providing for advances of up to $2,000,000 in the aggregate, with each advance subject to separate approval by the special committee. We can give no assurance that a definitive agreement will be executed or that its final terms will be consistent with those described above. We expect to file a Current Report on Form 8-K, and to file the definitive agreement as an exhibit, upon execution.

We will have broad discretion over the use of the proceeds we receive under the Purchase Agreement. Any extension of credit to FFAI or its affiliates would benefit our controlling stockholder and would not be subject to the approval of our other stockholders. There can be no assurance that the terms of any transaction between us and FFAI or its affiliates are as favorable to us as those that could be obtained from an unaffiliated third party, or that FFAI will repay amounts advanced to it when due or at all.

The Investor will pay less than the then-prevailing market price for our Common Stock, which could cause the price of our Common Stock to decline.

The VWAP Purchase Price per share of our Common Stock to be sold to the Investor under the Purchase Agreement equals ninety-three percent (93%) of the lowest daily VWAP (as reported by Bloomberg through its “AQR” function) over the prior three (3) Trading Days, including the VWAP Purchase Date for such VWAP Purchase. Shares to be sold to the Investor pursuant to the Purchase Agreement will be purchased at a discounted price.

As a result of this pricing structure, the Investor selling the shares they receive could cause the price of our Common Stock to decrease. Under the Purchase Agreement, the Company issues shares to the Investor at the beginning of each VWAP Purchase, and the Investor then sells those shares in the open market on the same day to fulfill its obligations under the VWAP Purchase. This selling activity, particularly if significant volumes of shares are sold, could put downward pressure on the market price of our Common Stock.

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Investors who buy shares of Common Stock from the Investor at different times will likely pay different prices.

Pursuant to the Common Shares Purchase Agreement, we have discretion, to vary the timing, price and number of shares of Common Stock we sell to the Investor. If and when we sell shares of Common Stock to the Investor pursuant to the Common Shares Purchase Agreement, after the Investor has acquired such shares, the Investor may resell all, some or none of such shares at any time or from time to time in its sole discretion and at different prices. As a result, investors who purchase shares from the Investor in this offering at different times will likely pay different prices for those shares, and so may experience different levels of dilution and in some cases substantial dilution and different outcomes in their investment results. Investors may experience a decline in the value of the shares they purchase from the Investor in this offering as a result of future sales made by us to the Investor at prices lower than the prices such investors paid for their shares in this offering. In addition, if we sell a substantial number of shares to the Investor under the Common Shares Purchase Agreement, or if investors expect that we will do so, the actual sales of shares or the mere existence of our arrangements with the Investor may make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect such sales.

We may be subject to securities litigation, which is expensive and could divert our management’s attention.

The market price of our securities may be volatile, and in the past companies that have experienced volatility in the market price of their securities have been subject to securities class action litigation. We may be the target of this type of litigation in the future. Securities litigation against us could result in substantial costs and divert our management’s attention from other business concerns.

You should consult your own independent tax advisor regarding any tax matters arising with respect to the securities offered in connection with this offering.

Participation in this offering could result in various tax-related consequences for investors. All prospective purchasers of the resold securities are advised to consult their own independent tax advisors regarding the U.S. federal, state, local and non-U.S. tax consequences relevant to the purchase, ownership and disposition of the resold securities in their particular situations.

Risks Related to Our Relationship with Our Controlling Stockholder

Our controlling stockholder may have interests that differ from those of our other stockholders.

Faraday Future Intelligent Electric Inc. controls a majority of our outstanding voting power, and its interests may differ from those of our other stockholders.

In particular, the Shareholder Approval required under Nasdaq Listing Rule 5635(d) in order for us to issue shares under the Purchase Agreement in excess of the Exchange Cap was received by written consent of stockholders holding a majority of our outstanding voting power on July 28, 2026, in lieu of a special meeting of stockholders. Our other stockholders were not asked to vote on that matter and did not have the opportunity to affect the outcome. We have not yet filed the Preliminary Information Statement on Schedule 14C or the Definitive Information Statement on Schedule 14C with the SEC. Accordingly, the Shareholder Approval has not taken effect and would take effect no earlier than 20 calendar days after the mailing of the definitive information statement. There can be no assurance that the Shareholder Approval will take effect or that we will be able to issue shares of Common Stock in excess of the Exchange Cap.

FFAI’s interests may not align with the interests of our other stockholders. We have entered into, and expect in the future to enter into, transactions with FFAI and its affiliates.

IN ADDITION TO THE ABOVE RISKS, BUSINESSES ARE OFTEN SUBJECT TO RISKS NOT FORESEEN OR FULLY APPRECIATED BY MANAGEMENT. IN REVIEWING THIS FILING, POTENTIAL INVESTORS SHOULD KEEP IN MIND THAT OTHER POSSIBLE RISKS MAY ADVERSELY IMPACT THE COMPANY’S BUSINESS OPERATIONS AND THE VALUE OF THE COMPANY’S SECURITIES.

9

USE OF PROCEEDS

This prospectus relates to shares of our Common Stock that may be offered and sold from time to time by the Investor. All of the Common Stock offered by the Selling Stockholder pursuant to this prospectus will be sold by the Investor for its own account. We may receive up to $2,653,897 in aggregate gross proceeds from the Investor under the Purchase Agreement in connection with the VWAP Purchases pursuant to the Purchase Agreement after the date of this prospectus up to the Exchange Cap, based on the lowest daily dollar VWAP for the Common Stock as reported by Bloomberg on August 12, 2026, of $0.7273, with a 7% discount (and 3% Draw Fee retained by the Investor), However, the actual proceeds from the Investor under this registration statement may be less than this amount depending on the number of VWAP Purchases (and amounts thereof) we elect to request from the Investor.

We intend to use the proceeds from the sale of shares under the Purchase Agreement, if any, for working capital and general corporate purposes, which includes working capital, strategic and other general corporate purposes.

Our expected use of proceeds from the sale of shares under the Purchase Agreement described above represents our current intentions based on our present plans and business conditions. As of the date of this prospectus, we cannot predict with certainty all of the particular uses for the proceeds or the actual amounts that we will spend on the uses set forth above. Accordingly, we will retain broad discretion over the use of these proceeds. Pending our use of the net proceeds as described above, we intend to invest the net proceeds pursuant to the Purchase Agreement in interest-bearing, investment-grade instruments.

10

DETERMINATION OF OFFERING PRICE

The Selling Stockholder will sell the shares of Common Stock in the open market through its broker-dealer at prevailing market prices on the applicable VWAP Purchase Date. The Selling Stockholder effects these sales to fulfill its obligations under VWAP Purchases pursuant to the Purchase Agreement.

Under the Purchase Agreement, the VWAP Purchase Price that the Company receives from the Investor for each VWAP Purchase equals ninety-three percent (93%) of the VWAP (as reported by Bloomberg through its “AQR” function) over the prior three (3) Trading Days including the VWAP Purchase Date for such VWAP Purchase. However, the actual market prices at which the Selling Stockholder sells shares to third-party purchasers in the open market will be the prevailing market prices at the time of such sales on the VWAP Purchase Date, which may be higher or lower than the VWAP Purchase Price paid by the Investor to the Company.

The prices at which the Selling Stockholder sells shares of our Common Stock do not necessarily bear any relationship to our book value, assets, past operating results, financial condition, or any other established criteria of value. The VWAP Purchase Price is determined by a formula based on recent market trading activity as set forth in the Purchase Agreement.

There is no assurance that our Common Stock will trade at market prices in excess of the VWAP Purchase Price, as prices for our Common Stock in any public market will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for our Common Stock, investor perception of the Company and the industry in which we operate, general economic and market conditions, and the sale of substantial amounts of our Common Stock by the Selling Stockholder in the public market.

11

DIVIDEND POLICY

We have not declared any cash dividends since inception and we do not anticipate paying any dividends in the foreseeable future. Instead, we anticipate that all of our earnings will be used to provide working capital, to support our operations, and to finance the growth and development of our business. The payment of dividends is within the discretion of the board of directors of the Company (the “Board”) and will depend on our earnings, capital requirements, financial condition, prospects, applicable Delaware law, which provides that dividends are only payable out of surplus or current net profits, and other factors our Board might deem relevant. There are no restrictions that currently limit our ability to pay dividends on our Common Stock other than those generally imposed by applicable state law.

12

Certain relationships and related party transactions

Loan to our controlling stockholder. On July 19, 2026, a special committee of our Board of Directors approved an initial advance of $250,000 to FFAI, subject to execution of definitive documentation and satisfaction of specified conditions. The advance would bear interest at 10% per annum, with a default rate of 15% per annum, would be unsecured, and would rank pari passu with FFAI’s other unsecured indebtedness. Proceeds of the advance are restricted to funding a payment in connection with a sponsorship arrangement involving an affiliate of FFAI.

As of the date of this prospectus, no definitive agreement has been executed. We and FFAI are negotiating an uncommitted, non-revolving delayed draw credit facility providing for advances of up to $2,000,000 in the aggregate, with each advance subject to separate approval by the special committee. We can give no assurance that a definitive agreement will be executed or that its final terms will be consistent with those described above. We expect to file a Current Report on Form 8-K, and to file the definitive agreement as an exhibit, upon execution.

For a discussion of the risks associated with our relationship with FFAI, see “Risk factors.”

SELLING STOCKHOLDER

The shares of Common Stock being offered by the Selling Stockholder are those shares of Common Stock issuable to the Selling Stockholder under the Purchase Agreement, which include up to 4,044,975 VWAP Shares (up to the Exchange Cap) upon purchase of shares of Common Stock pursuant to the Purchase Agreement. We are registering such shares of Common Stock in order to permit the Selling Stockholder to offer the shares for resale from time to time. Additional shares may be issued and registered for resale under a separate registration statement following effectiveness of the Shareholder Approval.

The term “Selling Stockholder” includes the stockholder listed below and its transferees, pledges, donees or other successors-in-interest who may acquire shares from the Selling Stockholder as a gift, pledge, partnership distribution or other non-sale related transfer after the date of this prospectus. Information concerning the Selling Stockholder may change after the date of this prospectus and changed information will be presented in a supplement to this prospectus if and when required.

The table below lists the Selling Stockholder and other information regarding the beneficial ownership of the shares of Common Stock by the Selling Stockholder. The second column lists the number of shares of Common Stock beneficially owned by the Selling Stockholder.

The third column lists the shares of Common Stock being offered by this prospectus by the Selling Stockholder, assuming we have sold to the Selling Stockholder all shares registered hereunder.

The fourth column assumes the sale of all of the shares offered by the Selling Stockholder pursuant to this prospectus.

Under the terms of the Purchase Agreement, we may not issue shares to the Selling Stockholder under the Purchase Agreement to the extent that such issuance would cause the Selling Stockholder, together with its affiliates and attribution parties, to beneficially own a number of shares of Common Stock which would exceed the Beneficial Ownership Limitation, excluding for purposes of such determination shares of Common Stock issuable under the Purchase Agreement which have not been issued. The number of shares in the second and fourth columns do not reflect this limitation. However, the Beneficial Ownership Limitation does not prevent the Investor from selling some or all of the shares it acquires and then acquiring additional shares, resulting in the Investor being able to sell in excess of 9.99% of the outstanding shares while never holding more than 9.99% of our outstanding Common Stock at any time.

The Selling Stockholder may sell all, some or none of its shares in this offering. See “Plan of Distribution.”

Name of Selling Stockholder	Number of Shares of Common Stock Beneficially Owned Prior to Offering		Maximum Number of Shares of Common Stock to be Offered Pursuant to this Prospectus	Number of Shares of Common Stock Beneficially Owned After Offering (2)
	Number(1)	Percent		Number	Percentage
Gold King Arthur Holding Limited	890,472	4.22%	4,044,975	890,472	3.67%

(1)	Mr. Shawn Wang (王松), a director of Gold King Arthur Holding Limited, has voting and investment control of the shares of Common Stock held by Gold King Arthur Holding Limited and is the beneficial owner of such shares of Common Stock. The business address of Gold King Arthur Holding Limited is H020 3/F Phase 2 Kwai Shing Ind Building 42-46 Tai Lin Pai Rd, Kwai Chung, Hong Kong.

(2)	Represents the amount of shares of Common Stock that will be held by the Selling Stockholder after completion of this offering based on the assumptions that (a) all VWAP Shares registered for sale by the registration statement of which this prospectus is part will be sold, and (b) no other shares of Common Stock are acquired or sold by the Selling Stockholder prior to completion of this offering. However, the Selling Stockholder is not obligated to sell all or any portion of the shares of our Common Stock offered pursuant to this prospectus.

13

DESCRIPTION OF SECURITIES THAT THE SELLING STOCKHOLDER IS OFFERING

The Selling Stockholder is offering for resale up to an aggregate of 4,044,975 shares of Common Stock, representing the maximum number of shares issuable under the Purchase Agreement up to the Exchange Cap. The terms of our shares of Common Stock are contained in our Certificate of Incorporation and our bylaws, each as amended to date and each as filed or incorporated by reference as exhibits to our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, as amended. For a description of our securities, see the Description of Securities included as Exhibit 4.1 to our Annual Report on Form 10-K, as amended, for the fiscal year ended December 31, 2025, which is incorporated herein by reference.

The Certificate of Incorporation authorizes the issuance of up to 225,000,000 shares of Common Stock, $0.001 par value per share, and up to 15,000,000 shares of preferred stock, $0.001 par value per share (“Preferred Stock”), of which 10,000 shares are designated for Series A-2 Preferred Stock, 10,000 shares for Series A-3 Preferred Stock and up to 500,000 shares for Series B Convertible Preferred Stock. The Board may establish the rights and preferences of the Preferred Stock from time to time.

14

PLAN OF DISTRIBUTION

The Selling Stockholder of the securities and any of its pledgees, assignees and successors-in-interest may, from time to time, sell any or all of its securities covered hereby on the principal trading market or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed, negotiated, or prevailing market prices. The Selling Stockholder may use any one or more of the following methods when selling securities:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	settlement of short sales;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	in transactions through broker-dealers that agree with the Selling Stockholder to sell a specified number of such securities at a stipulated price per security;

●	a combination of any such methods of sale;

●	in market transactions, including transactions on a national securities exchange or quotations service or over-the-counter market; or

●	any other method permitted pursuant to applicable law and the Purchase Agreement.

The Selling Stockholder may also sell securities under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Stockholder may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholder (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with Financial Industry Regulatory Authority (“FINRA”) Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.

Gold King Arthur Holding Limited, a Hong Kong company, is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act.

Pursuant to the Purchase Agreement, the Selling Stockholder has agreed that, during the Investment Period, neither the Selling Stockholder nor any of its affiliates will engage in any short sales or hedging transactions with respect to the Common Stock; provided, however, that the Selling Stockholder may sell a number of Common Stock equal to the number of Shares that the Selling Stockholder is effecting sales for pursuant to a pending VWAP Purchase Notice in accordance with the Purchase Agreement, so long as the Selling Stockholder delivers the Shares purchased pursuant to such VWAP Purchase Notice to the purchaser promptly upon the Selling Stockholder’s receipt of such Shares from the Company. In addition, the Selling Stockholder has agreed that during any Trading Day, the Selling Stockholder’s sales of Common Stock shall not constitute more than ten percent (10%) of the trading volume of the Common Stock on the Nasdaq Capital Market for such Trading Day, unless the Company provides its prior written consent. The Company has agreed not to effect or enter into any agreement to effect any issuance of Common Stock or securities convertible into Common Stock involving a Variable Rate Transaction (as defined in the Purchase Agreement) during any period in which a VWAP Purchase Notice has been delivered and the delivery of such Shares and the payment therefor have not been completed.

15

The Selling Stockholder and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The Selling Stockholder has informed us that it has no present intention of distributing any of the securities in violation of the Securities Act or any applicable state securities law and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such Securities in violation of the Securities Act or any applicable state securities law (but this representation and warranty will not limit Investor’s right to sell the securities in compliance with applicable federal and state securities laws). Investor is acquiring the securities hereunder in the ordinary course of its business.

Brokers, dealers, underwriters or agents participating in the distribution of the shares of our Common Stock offered by this prospectus may receive compensation in the form of commissions, discounts, or concessions from the purchasers, for whom the broker-dealers may act as agent, of the shares of Common Stock sold by the Selling Stockholder through this prospectus. The compensation paid to any such particular broker-dealer by any such purchasers of shares of our Common Stock sold by the Selling Stockholder may be less than or in excess of customary commissions. Neither we nor the Selling Stockholder can presently estimate the amount of compensation that any agent will receive from any purchasers of shares of our Common Stock sold by the Selling Stockholder.

We know of no existing arrangements between the Selling Stockholder or any other stockholder, broker, dealer, underwriter or agent relating to the sale or distribution of the shares of our Common Stock offered by this prospectus.

We may from time to time file with the SEC one or more supplements to this prospectus or amendments to the registration statement of which this prospectus forms a part to amend, supplement or update information contained in this prospectus, including, if and when required under the Securities Act, to disclose certain information relating to a particular sale of shares of Common Stock offered by this prospectus by the Selling Stockholder including the names of any brokers, dealers, underwriters or agents participating in the distribution of such shares of Common Stock by the Selling Stockholder any compensation paid by the Selling Stockholder to any such brokers, dealers, underwriters or agents, and any other required information.

We are required to pay certain fees and expenses incurred by us incident to the registration of the securities. We have agreed to indemnify the Selling Stockholder against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

We have advised the Selling Stockholder that they are required to comply with Regulation M promulgated under the Exchange Act. With certain exceptions, Regulation M precludes the Selling Stockholder, any affiliated purchasers, and any broker-dealer or other person who participates in the distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of the securities offered by this prospectus.

This offering will terminate on the date that all shares of our Common Stock offered by this prospectus have been sold by the Selling Stockholder.

Trading Market

Shares of Common Stock are trading on the Nasdaq Capital Market under the symbol “AIXC.”

16

EXPERTS

HTL International, LLC, an independent certified public accounting firm, audited our consolidated financial statements for the year ended December 31, 2025. We have included our consolidated financial statements included in this prospectus and elsewhere in the registration statement in reliance on the report of HTL International, LLC given on the authority of said firm as experts in auditing and accounting.

WithumSmith+Brown, PC, an independent certified public accounting firm, audited our consolidated financial statements for the year ended December 31, 2024. We have included our consolidated financial statements included in this prospectus and elsewhere in the registration statement in reliance on the report of WithumSmith+Brown, PC given on the authority of said firm as experts in accounting and auditing.

LEGAL MATTERS

Certain legal matters with respect to the validity of the securities being offered by this prospectus will be passed upon by Loeb & Loeb LLP, New York, New York.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the securities offered by this prospectus. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement, some of which is contained in exhibits to the registration statement as permitted by the rules and regulations of the SEC. For further information with respect to us and our securities, we refer you to the registration statement, including the exhibits filed as a part of the registration statement. Statements contained in this prospectus concerning the contents of any contract or any other document is not necessarily complete. If a contract or document has been filed as an exhibit to the registration statement, please see the copy of the contract or document that has been filed. Each statement in this prospectus relating to a contract or document filed as an exhibit is qualified in all respects by the filed exhibit. The SEC maintains an Internet website that contains reports, proxy statements and other information about issuers, like us, that file electronically with the SEC. The address of that website is www.sec.gov.

We are subject to the information and reporting requirements of the Exchange Act and, in accordance with this law, are required to file periodic reports, proxy statements and other information with the SEC. These periodic reports, proxy statements and other information are available at the website of the SEC referred to above. We also maintain a website at https://www.aixcrypto.ai/en/. You may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. Information contained on our website is not a part of this prospectus and the inclusion of our website address in this prospectus is an inactive textual reference only.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We incorporate by reference the filed documents listed below (excluding those portions of any Current Report on Form 8-K that are not deemed “filed” pursuant to the General Instructions of Form 8-K), except as superseded, supplemented or modified by this prospectus or any subsequently filed document incorporated by reference herein as described below:

●	Our Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on March 30, 2026 and subsequently amended on July 16, 2026;

●	Our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2026 and June 30, 2026, filed with the SEC on May 11, 2026 and August 7, 2026, respectively;

●	Our Current Reports on Form 8-K filed with the SEC on April 16, 2026, May 12, 2026, May 14, 2026, May 28, 2026, June 17, 2026, and June 23, 2026; and

●	The description of our Common Stock contained in Exhibit 4.1 to our Form 10-K for the year ended December 31, 2025.

We also incorporate by reference into this prospectus additional documents that we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof but before the completion or termination of this offering (excluding any information not deemed “filed” with the SEC).

Any statement contained in a previously filed document is deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in a subsequently filed document incorporated by reference herein modifies or supersedes the statement, and any statement contained in this prospectus is deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in a subsequently filed document incorporated by reference herein modifies or supersedes the statement.

We undertake to provide without charge to each person (including any beneficial owner) who receives a copy of this prospectus, upon written or oral request, a copy of all of the preceding documents that are incorporated by reference (other than exhibits, unless the exhibits are specifically incorporated by reference into these documents). We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the reports or documents that we incorporate by reference in this prospectus contained in the registration statement (except exhibits to the documents that are not specifically incorporated by reference) at no cost to you, by writing or calling us at: AIxCrypto Holdings, Inc., Attn: Corporate Secretary, 1990 E Grand Ave, El Segundo, CA 90245, telephone number: (310) 853-1683.

Copies of these filings are also available through the “Investor Relations” section of our website at https://www.aixcrypto.ai/en/. For other ways to obtain a copy of these filings, please refer to “Where You Can Find More Information” above.

17

Up to 4,044,975 Shares of Common Stock

PROSPECTUS

PRELIMINARY PROSPECTUS

__________, 2026

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table sets forth the fees and expenses in connection with the issuance and distribution of the securities being registered (excluding the underwriting discount and management fee). Except for the SEC registration fee, all amounts are estimates.

SEC registration fee	$445.66
Transfer agent and registrar fees and expenses	$1,000.00
Legal fees and expenses	$60,000.00
Printing fees and expenses	$5,000.00
Accounting fees and expenses	$1,000.00
Miscellaneous fees and expenses	$1,000.00
Total	$68,445.66

Item 14. Indemnification of Directors and Officers.

Our amended and restated certificate of incorporation (as amended, the “Certificate of Incorporation”) provides that we shall indemnify, to the fullest extent authorized by the Delaware General Corporation Law (“DGCL”), each person who is involved in any litigation or other proceeding because such person is or was a director or officer of AIxCrypto Holdings, Inc. or is or was serving as an officer or director of another entity at our request, against all expense, loss or liability reasonably incurred or suffered in connection therewith. Our Certificate of Incorporation provides that the right to indemnification includes the right to be paid expenses incurred in defending any proceeding in advance of its final disposition to the fullest extent authorized by the Delaware General Corporation Law.

Section 145 of the Delaware General Corporation Law permits a corporation to indemnify any director or officer of the corporation against expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any action, suit or proceeding brought by reason of the fact that such person is or was a director or officer of the corporation, if such person acted in good faith and in a manner that he reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, if he or she had no reason to believe his or her conduct was unlawful. In a derivative action, (i.e., one brought by or on behalf of the corporation), indemnification may be provided only for expenses actually and reasonably incurred by any director or officer in connection with the defense or settlement of such an action or suit if such person acted in good faith and in a manner that he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be provided if such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine that the defendant is fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.

Pursuant to Section 102(b)(7) of the Delaware General Corporation Law, our Certificate of Incorporation eliminates the liability of a director to us or our stockholders for monetary damages for such a breach of fiduciary duty as a director, except for liabilities arising:

●	from any breach of the director’s duty of loyalty to us or our stockholders;

●	from acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

●	under Section 174 of the DGCL; or

●	from any transaction from which the director derived an improper personal benefit.

We have entered into indemnification agreements with each of our current directors and officers. These agreements provide for the indemnification of such persons for all reasonable expenses and liabilities incurred in connection with any action or proceeding brought against them by reason of the fact that they are or were serving in such capacity. We believe that these indemnification agreements are necessary to attract and retain qualified persons as directors and officers. Furthermore, we have obtained director and officer liability insurance to cover liabilities our directors and officers may incur in connection with their services to us.

We also maintain general liability insurance which covers certain liabilities of our directors and officers arising out of claims based on acts or omissions in their capacities as directors or officers, including liabilities under the Securities Act of 1933, as amended.

The above discussion is qualified in its entirety by reference to the Company’s Certificate of Incorporation and bylaws.

II-1

Item 15. Recent Sales of Unregistered Securities.

The following is a summary of transactions during the three years preceding the date of this registration statement involving sales of securities by AIxCrypto Holdings, Inc. (the “Company”) that were not registered under the Securities Act of 1933, as amended (the “Securities Act”). For purposes of this Item 15, the Company’s common stock, par value $0.001 per share, is referred to as “Common Stock.” All Common Stock share and per-share amounts set forth below, including amounts issuable upon conversion or exercise of the securities described below, have been adjusted retrospectively to reflect the 1-for-50 reverse stock split of the Company’s Common Stock that took effect on November 5, 2024 (the “Reverse Stock Split”).

In October and December 2023, we issued 6,193 shares of Common Stock to Alpha Capital Anstalt (“Alpha”) in lieu of cash for monthly redemption payments on the Company’s 8% Senior Convertible Debenture due December 22, 2025 (the “2022 Debenture”) at a weighted average price of $35.52 per share. No underwriter was involved. The issuances to Alpha were undertaken in reliance upon the exemption from registration described in Section 3(a)(9) of the Securities Act.

From January 2024 until June 2024, we issued a total of 45,496 shares of Common Stock to Alpha in lieu of cash for monthly redemption payments totaling $660,000 due under the 2022 Debenture at a weighted average conversion price of $14.51 per share. No underwriter was involved. The issuances to Alpha were undertaken in reliance upon the exemption from registration described in Section 3(a)(9) of the Securities Act.

On February 27, 2024, we issued to Alpha an 8% Convertible Debenture (the “2024 Alpha Debenture”) in the aggregate principal amount of $550,000 for a purchase price of $500,000. The 2024 Alpha Debenture matures no later than December 31, 2024 and is convertible, at any time, and from time to time, at Alpha’s option, into shares of Common Stock at an initial conversion price of $30.56 per share, subject to adjustment as described in the 2024 Alpha Debenture. The 2024 Alpha Debenture accrues interest on its outstanding principal balance at the rate of 8% per annum, payable at maturity. Additionally, we issued a five-year Common Stock purchase warrant (the “2024 Alpha Warrant”) to Alpha to purchase up to 18,001 shares of Common Stock at an initial exercise price of $13.00 per share, subject to adjustment as described in the 2024 Alpha Warrant. No underwriter was involved. The issuance to Alpha was undertaken in reliance upon the exemption from registration described in Section 4(a)(2) of the Securities Act. Both the 2024 Alpha Debenture and the 2024 Alpha Warrant include a beneficial ownership blocker of 9.99%, which may only be waived by Alpha upon 61 days’ notice to us. Alpha has executed a waiver relinquishing its rights to receive prior notice of, and to participate in, this offering, and waived any provision of the 2024 Alpha Debenture that would otherwise result in the acceleration of the maturity date upon the completion of this offering to a date earlier than December 31, 2024.

On April 12, 2024, we issued to Yi Hua Chen (“Chen”) an 8% Convertible Debenture (the “2024 Chen Debenture”) in the aggregate principal amount of $1,100,000 for a purchase price of $1,000,000. The 2024 Chen Debenture matures no later than December 31, 2024 and is convertible, at any time, and from time to time, at Chen’s option, into shares of Common Stock at an initial conversion price of $30.56 per share, subject to adjustment as described in the 2024 Chen Debenture. The 2024 Chen Debenture accrues interest on its outstanding principal balance at the rate of 8% per annum, payable at maturity. Additionally, we issued a five-year Common Stock purchase warrant (the “2024 Chen Warrant”) to Chen to purchase up to 36,001 shares of Common Stock at an initial exercise price of $13.00 per share, subject to adjustment as described in the 2024 Chen Warrant. No underwriter was involved. The issuance to Chen was undertaken in reliance upon the exemption from registration described in Section 4(a)(2) of the Securities Act. Both the 2024 Chen Debenture and the 2024 Chen Warrant include a beneficial ownership blocker of 9.99%, which may only be waived by Chen upon 61 days’ notice to us. The issuance to Chen of the 2024 Chen Debenture and the 2024 Chen Warrant was pursuant to Chen’s exercise of a purchase option originally granted to Alpha in connection with the 2024 Alpha Debenture and the 2024 Alpha Warrant transaction, which option Alpha assigned to Chen. Chen has executed a waiver relinquishing its rights to receive prior notice of, and to participate in, this offering, and waived any provision of the 2024 Chen Debenture that would otherwise result in the acceleration of the maturity date upon the completion of this offering to a date earlier than December 31, 2024.

During 2024, Alpha partially exercised the common stock purchase warrant issued in connection with the 2022 Debenture, and we issued an aggregate of 31,998 shares of Common Stock pursuant to those exercises. No underwriter was involved. The issuances to Alpha were undertaken in reliance upon the exemption from registration described in Section 4(a)(2) of the Securities Act.

From June 2024 until July 2024, we issued a total of 58,378 shares of Common Stock upon Alpha’s voluntary conversion of the remaining principal balance of the 2022 Debenture of $758,922, extinguishing our obligations in full with respect to the 2022 Debenture. The shares were issued at a weighted average conversion price of $13.00 per share. The issuances were undertaken in reliance upon the exemption from registration described in Section 3(a)(9) of the Securities Act.

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On July 12, 2024, we issued a senior note to an institutional investor pursuant to a securities purchase agreement (the “2024 Senior Note Agreement”) dated July 5, 2024, providing for the issuance at par of a senior note with the following characteristics and terms in exchange for the investor’s loan of $2,000,000 in cash: (a) an original principal amount of $2,000,000, (b) unsecured, (c) nonconvertible, (d) scheduled maturity date of July 8, 2025, (e) interest at the rate of 18% per annum, (f) partial prepayments from a percentage of any future Company financings, and (g) otherwise, principal and interest not payable until maturity. Pursuant to the 2024 Senior Note Agreement, which also required resignations and appointments to the Company’s Board of Directors, Richard David, Sidney Emery, Kurt Kruger, and Ira Ritter each resigned from their respective positions as members of the Company’s Board of Directors on July 5, 2024, effective July 12, 2024. The Company’s Board of Directors appointed Campbell Becher, Robert Lim, and Cody Price as directors, effective July 12, 2024. The issuance was undertaken in reliance upon the exemption from registration described in Section 4(a)(2) of the Securities Act.

On August 28, 2024, we issued a total of 2,843 shares of restricted Common Stock in settlement of accounts payable to former members of the Company’s Board of Directors. The issuance was undertaken in reliance upon the exemption from registration described in Section 4(a)(2) of the Securities Act.

On September 9, 2024, we issued 7,842 shares of Common Stock upon Alpha’s partial conversion of the 2024 Alpha Debenture at $6.50 per share, representing $50,979 of principal. The issuance to Alpha was undertaken in reliance upon the exemption from registration described in Section 3(a)(9) of the Securities Act. In November 2024, we repaid in cash the remaining principal and accrued interest balance of the 2024 Alpha Debenture, approximately $531,000.

On November 20, 2024, we issued 5,100 shares of our newly designated Series A-2 Convertible Preferred Stock, par value $0.001 per share (the “Series A-2 Preferred Stock”), at a purchase price of $1,000 per share, for an aggregate purchase price of $5.1 million, to certain institutional investors pursuant to a securities purchase agreement (the “November Securities Purchase Agreement”). The issuance of the Series A-2 Preferred Stock was undertaken in reliance upon the exemption from registration described in Section 4(a)(2) and/or Rule 506(b) of Regulation D of the Securities Act.

On November 20, 2024, we issued 1,154 shares of Series A-2 Convertible Preferred Stock, par value $0.001 per share, to Yi Hua Chen pursuant to the Exchange Agreement dated November 18, 2024. The issuance was undertaken in reliance upon the exemption from registration described in Section 4(a)(2) of the Securities Act.

On April 28, 2025, we issued to Alpha a Secured Convertible Note (the “2025 Convertible Note”) with a principal amount of $264,000 and an original issue discount of 20%, or $44,000, in exchange for $220,000 in cash, less $20,000 in expenses. The 2025 Convertible Note bears no interest, matures on January 28, 2026, and is convertible at any time at Alpha’s option into shares of Common Stock at a conversion price of $3.80 per share, subject to certain adjustments. The issuance of the 2025 Convertible Note triggered the repricing of the 2024 Alpha Warrant and the 2024 Chen Warrant from $6.50 per share to $5.82 per share pursuant to their anti-dilution provisions. The 2025 Convertible Note was fully repaid in January 2026. No underwriter was involved. The issuance to Alpha was undertaken in reliance upon the exemption from registration described in Section 4(a)(2) of the Securities Act.

On July 28, 2025, we issued and sold an aggregate of 4,500 shares of our newly designated Series A-3 Convertible Preferred Stock, par value $0.001 per share (the “Series A-3 Preferred Stock”), at a purchase price of $1,000 per share, for aggregate gross proceeds of approximately $4.5 million before deducting placement agent fees and offering expenses, to certain accredited investors pursuant to a securities purchase agreement dated July 28, 2025. The issuance was undertaken in reliance upon the exemption from registration described in Section 4(a)(2) and/or Rule 506(b) of Regulation D of the Securities Act.

On September 19, 2025, the Company entered into a subscription agreement (the “Subscription Agreement”) with certain investors (the “Subscribers”), including Faraday Future Intelligent Electric Inc. (NASDAQ: FFAI) (the “Lead Investor”), pursuant to which the Subscribers agreed to purchase an aggregate of $41,000,000 in cash of Common Stock and shares of a newly created Series B Convertible Preferred Stock, par value $0.001 per share (the “Series B Preferred Stock”). The purchase price of the Common Stock was $2.246 per share and the purchase price for the Series B Preferred Stock was $1,000 per share (the “Stated Value”).

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In September 2025, the Company consummated the offering contemplated by the Subscription Agreement and issued shares of Common Stock and Series B Preferred Stock to the Subscribers for an aggregate purchase price of $40.7 million. At the closing, the shares were allocated among the Subscribers so that no purchaser’s ownership of Common Stock exceeded 19.99% of the number of shares outstanding. The issuances were undertaken in reliance upon the exemption from registration described in Section 4(a)(2) and/or Rule 506(b) of Regulation D of the Securities Act.

Up to $6.8 million of the net proceeds from the September 2025 financing were used to pay existing debt and fund existing business operations, and the balance of the cash proceeds and contributed currency will be used for the establishment of the Company’s cryptocurrency treasury operations. The Series B Preferred Stock is convertible into Common Stock following stockholder approval required under Nasdaq Rule 5635(d), votes with Common Stock on an as-converted basis, and has a liquidation preference of $1,000 per share plus accrued dividends.

On June 16, 2026, we entered into a common shares purchase agreement (the “GKA Purchase Agreement”) with Gold King Arthur Holding Limited (“GKA”), pursuant to which we agreed to issue and sell to GKA, in a private placement offering, up to the lesser of (i) $50,000,000 in aggregate gross purchase price of Common Stock and (ii) 19.99% of the voting power of the Common Stock issued and outstanding immediately prior to the execution of the GKA Purchase Agreement (the “Exchange Cap”), subject to adjustment under the GKA Purchase Agreement. The Common Stock to be issued and sold under the GKA Purchase Agreement is being offered in reliance upon the exemptions from registration described in Section 4(a)(2) of the Securities Act and/or Rule 506(b) of Regulation D. The Company may direct GKA to purchase Common Stock from time to time during the investment period at prices determined under the GKA Purchase Agreement.

Item 16. Exhibits and Financial Statement Schedules.

(a) Exhibits.

The exhibits listed below are filed as part of this registration statement.

Exhibit No.	Description	Form	File No.	Exhibit	Filing Date
3.1(i)(i)	Amended and Restated Certificate of Incorporation of Ritter Pharmaceuticals, Inc.	8-K	001-37428	3.1	7/1/2015

3.1(i)(j)	Second Amended and Restated Certificate of Designation of Preferences, Rights and Limitations of Series A-3 Preferred Stock, as filed with the Secretary of State of the State of Delaware on July 28, 2025.	8-K	001-37428	3.1	7/28/2025

3.1(i)(k)	Certificate of Amendment to the Amended and Restated Certificate of Incorporation	8-K	001-37428	3.1	9/15/2017

3.1(i)(l)	Certificate of Amendment to the Amended and Restated Certificate of Incorporation	8-K	001-37428	3.1	3/22/2018

3.1(i)(m)	Certificate of Designation of Preferences, Rights and Limitations of Series Alpha Preferred Stock of the Company, filed with the Delaware Secretary of State on May 29, 2020	8-K	001-37428	3.1	5/29/2020

3.1(i)(n)	Certificate of Amendment to the Certificate of Incorporation of the Company, filed with the Delaware Secretary of State on May 22, 2020	8-K	001-37428	3.2	5/29/2020

3.1(i)(o)	Certificate of Merger, filed with the Delaware Secretary of State on May 22, 2020	8-K	001-37428	3.3	5/29/2020

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3.1(i)(p)	Certificate of Amendment to the Certificate of Incorporation of the Company, filed with the Delaware Secretary of State on May 22, 2020	8-K	001-37428	3.4	5/29/2020

3.1(i)(q)	Certificate of Amendment to the Amended and Restated Certificate of Incorporation, filed with the Delaware Secretary of State on November 21, 2022	8-K	001-37428	3.1	11/22/2022

3.1(i)(r)	Certificate of Designation of Series A2 Preferred Stock filed with the Secretary of State of Delaware on November 18, 2024.	8-K	001-37428	3.2	11/21/2024

3.1(i)(s)	Second Amended and Restated Certificate of Designation of Preferences, Rights and Limitations of Series A-3 Preferred, as filed with the Secretary of State of the State of Delaware on July 28, 2025.	8-K	001-37428	3.1	7/28/2025

3.1(i)(t)	Certification of Stock Designation of Rights and Preferences of Series B Convertible Preferred Stock as filed with the Secretary of State of Delaware on September 29, 2025.	8-K	001-37428	4.1	9/25/2025

3.1(i)(u)	Certificate of Amendment to the Certificate of Incorporation of the Company, filed with the Delaware Secretary of State on November 14, 2025.	8-K	001-37428	3.1	11/17/2025

3.1(ii)(i)	Amended and Restated Bylaws of the Company, as of August 10, 2021	8-K	001-37428	3.1	8/13/2021

4.1	Description of Common Stock	10-K/A	001-37428	4.9	7/7/2023

5.1*	Opinion of Loeb & Loeb LLP

10.1	Securities Purchase Agreement, dated February 26, 2024, by and between Qualigen Therapeutics, Inc. and Alpha Capital Anstalt	8-K	001-37428	10.1	2/27/2024

10.2	8% Convertible Debenture Due December 31, 2024 in favor of Alpha Capital Anstalt	8-K	001-37428	10.2	2/27/2024

10.3	8% Convertible Debenture due December 31, 2024 in favor of Yi Hua Chen	8-K	001-37428	10.2	4/16/2024

10.4	Co-Development Agreement, dated April 11, 2024, between Qualigen Therapeutics, Inc. and Marizyme, Inc.	8-K	001-37428	10.4	4/16/2024

10.5	Amended and Restated Secured Demand Promissory Note (including Security Agreement), dated August 21, 2025, by and between Marizyme, Inc. and Qualigen Therapeutics, Inc.	8-K	001-37428	10.1	08/27/2025

10.6	Amendment No. 1 to Amended and Restated Secured Demand Promissory Note, dated September 15, 2025, by and between Marizyme, Inc. and Qualigen Therapeutics, Inc.	8-K	001-37428	10.2	09/16/2025

10.7	Common Share Purchase Agreement, dated as of June 16, 2026, between AIxCrypto Holdings, Inc. and Gold King Arthur Holding Limited	8-K	001-37428	10.1	6/17/2026

10.8	Consulting Agreement, dated July 29, 2026, between AIxCrypto Holdings, Inc. and Aibot US Operation Inc.	8-K	001-37428	10.1	7/31/2026

10.9	Amendment to Common Share Purchase Agreement, dated as of August 18, 2026, between AIxCrypto Holdings, Inc. and Gold King Arthur Holding Limited

21.1	Subsidiaries of the Registrant	10-K	001-37428	21.1	6/30/2025

23.1**	Consent of HTL International, LLC, independent registered public accounting firm

23.2**	Consent of WithumSmith+Brown, PC, independent registered public accounting firm

23.3*	Consent of Loeb & Loeb LLP (included in Exhibit 5.1)

24.1**	Power of Attorney (included on the signature page of this Registration Statement).

107**	Filing Fee Table.

*	Filed herewith.
**	Previously filed.

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Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i. To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that the undertakings set forth in paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in this registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933, as amended, to any purchaser:

i. Each prospectus filed by the registrant pursuant to Rule 424 (b)(3) shall be deemed to be part of this registration statement as of the date the filed prospectus was deemed part of and included in this registration statement;

ii. Each prospectus required to be filed pursuant to Rule 424 (b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933, as amended, shall be deemed to be part of and included in the registration statement as of the earlier of the date such prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; and

iii. Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

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(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933, as amended, to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i. Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii. Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii. The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv. Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of El Segundo, State of California, on August 18, 2026.

AIxCrypto Holdings, Inc.

By:	/s/ Jiawei Wang
Name:	Jiawei Wang
Title:	Chief Executive Officer
(Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Jiawei Wang	Chief Executive Officer and Director	August 18, 2026
Jiawei Wang	(Principal Executive Officer)

/s/ Jay Sheng	President and Chief Financial Officer	August 18, 2026
Jay Sheng	(Principal Financial Officer and Accounting Officer)

/s/ Kevin Chen	Director	August 18, 2026
Kevin Chen

/s/ Chen Shi	Director	August 18, 2026
Chen Shi

/s/ Chad Chen	Director	August 18, 2026
Chad Chen

*By:	/s/ Jiawei Wang
Jiawei Wang Attorney-in-fact

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